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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorportion by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 11, 1997 appearing on page 34 of Post Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Atlanta, Georgia
October 23, 1997